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                              EMPLOYMENT AGREEMENT

                                     between

                                    TTR INC.

                                       and

                                 STEVEN L. BARSH

         Employment Agreement ("Agreement") dated as of July 6, 1998 between Steven L. Barsh, residing at 316 Winding Way, Merion Station, PA 19066 (the "Executive") and TTR Inc., a Delaware corporation (the "Company"), with its principal executive offices at The Columbus Circle Building, 1841 Broadway, 11th floor, New York, NY 10023.

         WHEREAS, the Company desires to employ the Executive as its Chief Executive Officer, and the Executive desires to accept such employment, upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the agreements and covenants contained herein, the Executive and the Company hereby agree as follows:

                                   ARTICLE I.

                                   Employment

         Section 1.01 Position; Responsibilities.

           (i) The Company hereby employs the Executive commencing on July 22, 1998 (the "Effective Date") in accordance with the terms and conditions herein. The employment hereunder shall be for a term of eighteen (18) months (the "Term") and shall be terminable by either party on the terms and subject to the conditions set forth in this Agreement. After expiration of the initial Term, this Agreement shall be automatically renewed for additional one year terms, unless either party shall send notice of termination to the other party at least ninety (90) days before the end of the initial Term or any renewal term.

           (ii) The Board of Directors of the Company has elected Executive as Chief Executive Officer of the Company, effective upon the Effective Date. The Executive's responsibilities from and after the Effective Date shall include all matters customarily associated with the position of Chief Executive Officer, including, without limitation, subject to direction by the Board (as defined below), or the President of the Company (the "Company President"), currently Mr. Marc D. Tokayer, those related to engaging and terminating employees, establishing appropriate personnel and employment policies and benefits, negotiating and entering into contracts, finance, and financial reporting. The Executive shall perform such duties and services consistent with his position as may be assigned to him from time to time by the Company President. The Executive shall report to the Company President.






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           (iii)   It is the intention of the Board of Directors of the Company
                   (hereinafter the "Board") that the Executive serve on the Board, in accordance with and subject to the terms and conditions set forth in this Agreement. In addition, Executive shall serve as a member on any nominating committee appointed by the Board to nominate outside directors to serve on the Board. In the event that Executive's employment hereunder shall for any reason whatsoever terminate, then Executive's membership on the Board shall, without any further action on the part of the Company, Board or Executive, forthwith terminate, subject to the requirements of the Company's By-laws. Executive acknowledges and agrees that the Company's By-laws currently provide for a Board comprised of no more than three (3) individuals and that Executive's designation and election to serve on the Board are subject to the approval by the Company's shareholders of a proposal, to be considered at the Company's next annual meeting of its shareholders, to repeal the existing By-laws and adopt new proposed By-laws that will enable the Board to fix the number of directors and fill vacancies. The Company and the Board will use their best efforts to obtain such approval.

           (iv) The Company will maintain a United States office in New York City, where Executive will perform his duties and responsibilities, and such office will be adequately staffed for that purpose. The parties acknowledge and agree that (i) in the performance of his services hereunder Executive need not be present in the New York City office on a daily basis but only as is warranted by the exercise of reasonable judgment for the promotion of the Company's business, and
                   (ii) the nature of the Executive's duties under this Agreement will also require substantial domestic and international travel.

         Section 1.02 Performance of Duties. The Executive shall duly and faithfully perform all of the duties assigned to him to the best of his abilities, and Executive's services to the Company shall be full-time and exclusive, it being understood that the Executive may engage in the activities set forth on Schedule I annexed hereto provided that the same shall not otherwise constitute a breach of Executive's obligations or covenants hereunder or materially impair or materially interfere with the performance of Executive's responsibilities hereunder.

         Section 1.03 Representation and Warranty of Company. The Company hereby represents and warrants to Executive that it has received all authorizations necessary for the execution and performance of the Agreement on the terms and conditions set forth herein.

         Section 1.04 Representation and Warranty of Executive. The Executive represents and warrants to the Company that the execution and delivery of this Agreement and the fulfillment of the terms hereof (i) will not constitute a breach of any agreement or other instrument to which Executive is party, and
(ii) does not require the consent of any person. Additionally, the Executive represents and warrants to the Company that he shall not utilize during the term of his employment any proprietary information of any third party, including prior employers of the Executive.

         Section 1.05 Termination of Barsh Technology Ventures, Inc. Services Agreement. The parties acknowledge and agree that effective upon the Effective Date, the Services Agreement

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between the Company and Barsh Technology Ventures, Inc. ("BTV") will be terminated. The Company shall pay to BTV all expense reimbursements, upon evidence of appropriate receipts, and unpaid invoices for services provided up to and including the termination date. BTV shall have no obligation to destroy or return any Confidential Information of the Company as defined under the Services Agreement, and any such Confidential Information shall be transferred to or remain in the possession of Executive, and same shall be subject to the provisions of this Agreement.

                                   ARTICLE II.
                                  Compensation

         Section 2.01 General. The Company shall compensate the Executive for all of his services under this Agreement, as set forth below.

         Section 2.02 Salary. The Executive's minimum annual salary ("Base Salary") commencing on the Effective Date, shall be at the rate of $210,000 and shall be payable in bi-weekly or other installments in accordance with the Company's normal payment schedule for senior management. The Base Salary shall be subject to annual review commencing at the end of 1999 and at the end of each year thereafter, if the Executive is employed by the Company at that time, and may be increased (but not decreased) for subsequent years.

         Section 2.03 Stock Option. The Executive shall be entitled to participate in the Company's existing Incentive Stock Option Plan (1996) (hereinafter, the "1996 Plan") and shall be granted an option under the 1996 Plan to purchase shares of the Company's Common Stock, on the terms and conditions set forth on the attached Option Agreement (the "Option"). The Option is for the purchase of an aggregate of 250,000 Shares of common stock of the Company. The Option is exercisable at $2 and 15/16 per Share (which is the Fair Market Value per Share on the date of grant as defined in the 1996 Plan). The Option vests over five years, as to 20% of the number of Shares covered thereby during each year, prorated for each completed month of employment, and the Option expires ten years from the date on which the Board approved the 1996 Plan. The terms of the Option are as set forth in the Option Agreement attached as Exhibit A, and is otherwise subject to all other provisions of the 1996 Plan.

                 In the event that the Company shall approve or adopt any other stock option plan, bonus plan or other compensation program ("Incentive Programs") that the Company may hereafter establish for senior management, Executive shall be entitled to participate in such Incentive Programs, and the Option granted above may be issued and made subject to any stock option plan adopted as part of any such Incentive Programs (in lieu of Executive participating in the 1996 Plan), provided that the terms and conditions of the Option are no less favorable to Executive than those to which he is entitled under the 1996 Plan.

         Section 2.04 Fringe Benefits. The Executive shall be entitled to participate in all employee benefit plans, including retirement programs, if any, group health care plans and Incentive Programs established for senior management. Executive shall be entitled to such participation on a basis no less favorable to the Executive than is made available to other senior management of the Company and its affiliates. A list of all of the benefits to be provided to Executive, and the benefit

                                       3






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plans in which Executive will be a participant or beneficiary at the date of commencement of this Agreement, is attached to this Agreement as Exhibit B. In addition to the foregoing, the Executive shall be entitled to receive the following:

           (i) Vacation, Sick Leave and Personal Days. The Executive shall be entitled to an aggregate of 20 business days of paid vacation per contract year. In addition, the Executive shall be entitled to paid sick leave until such date as the Executive becomes entitled to receive long term disability benefits under any disability insurance policy provided by the Company or the date that Executive is terminated under this Agreement by reason of disability. Vacation days shall be prorated for any portion of a year to the date of termination. The Executive shall consult with the Company President regarding the timing of any vacation extending for a period of more than 10 consecutive business days. In addition to the foregoing, the Executive shall be entitled to paid vacation for the following legal holidays in the United
                   States: New Year's, President's Day, Memorial Day, July 4, Labor Day, Thanksgiving Day (Thursday and Friday), and Christmas; and during the holidays of Rosh Hashana, Yom Kippur, first two days and last two days of Succot, Passover and Shavuot. Vacation days may not be carried forward or accumulated for use by Executive more than one year following the year in which such vacation was earned.

           (ii) Expense Reimbursements. The Company shall reimburse the Executive promptly for all reasonable and proper expenses incurred by him, in promoting the business of the Company and the performance of his duties hereunder, upon presentation by Executive of receipts or other appropriate evidence of expenses incurred. The Company and Executive acknowledge and agree that the Company will reimburse the Executive's reasonable expenses and conference fees for attendance at seminars, conferences and education courses that are relevant to the Company's business and Executive's duties and responsibilities under this Agreement.

          (iii) Travel. Executive shall be entitled to fly business class in any flight, or combination of flights to get to one destination, of a duration of over five (5) hours.

          (iv) Mobile Communication. The Company will provide Executive with, or reimburse any reasonable expense incurred by Executive with respect to, suitable tele-communications and computer equipment used by Executive in the performance of his duties and responsibilities under this Agreement.

         Section 2.05 Withholding. The Base Salary and all other payments to the Executive for his services to the Company shall be subject to all withholding and deductions required by federal, state or local law, including those authorized by the Executive but not otherwise required by law.

         Section 2.06 Expense Reimbursement. The Company shall pay to Executive, within five (5) business days after signing of this Agreement, a non-accountable expense allowance of $10,000 for the purpose of reimbursing Executive for costs and expenses incurred by Executive in the negotiation and execution of this Agreement, including, but not limited to, travel, lodging, meals, telecommunications charges, and attorney's fees and costs.

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                                  ARTICLE III.
                            Termination of Employment

         Section 3.01 Events of Termination. Executive may terminate his employment hereunder at any time for any reason by delivering to the Company 90 days' advance written notice of termination.

         In addition, Executive may resign and terminate his employment hereunder for "Good Reason" (which shall also be deemed a termination by the Company other than for Cause). For purposes of this Agreement, "Good Reason" means (i) the failure to elect and continue, except as otherwise provided in this Agreement, Executive as Chief Executive Officer and a member of the Board, or, except with respect to the Company 1998 annual meeting of shareholders, to nominate Executive for re-election as a member of the Board (except where a majority of the sitting directors vote against the nomination of Executive for such re-election for reasons related to the best interests of the Company), (ii) the failure to assign Executive duties, authorities, responsibilities and reporting requirements that are in the aggregate substantially consistent with his position, or if the scope of Executive's duties and responsibilities as Chief Executive Officer of the Company are in the aggregate materially reduced, except for any reduction in duties and responsibilities due to Executive's illness or disability, PROVIDED, THAT, Good Reason shall not exist where a majority of the sitting directors on the Board determine that certain duties and functions which may otherwise have been assigned to the Executive are to be assigned to an employee, consultant or agent of the Company other than Executive for bona fide reasons related to the conduct of the Company's business or where the failure to assign duties and responsibilities consistent with Executive's position and any material reduction in the scope of Executive's responsibilities are warranted, in the reasonable judgment of the Board, by Executive's performance, (iii) a material reduction in or a material delay in the payment of Executive's total cash compensation and benefits from those required to be provided in accordance with the provisions of this Agreement, or a breach by the Company of any other material provision of this Agreement or the Options referred to in Section 2.03 where the Company has failed to cure such breach within 10 business days following receipt of written notice from Executive detailing the basis of the alleged breach, (iv) a requirement by the Company or the Board that Executive be based outside of the greater New York City area (which shall include New Jersey), other than on travel reasonably required to carry out Executive's obligations under this Agreement, or (v) the failure of the Company to obtain the assumption in writing of its obligations to perform this Agreement by any successor to all or substantially all of the assets of the Company at or before consummation of a merger, consolidation, sale or similar transaction.

         Executive shall remit to the Board in writing notice of the existence of Good Reason, specifying in reasonable detail the basis therefor, not later than three months from the occurrence of the event which Executive is deeming as Good Reason. Within 10 business days following the Company's receipt of Executive's notice relating to Good Reason, the Executive and the entire Board shall confer in a good-faith attempt to reach an amicable resolution of any outstanding issue. In the event that the parties shall fail to reach such amicable resolution, the parties jointly shall promptly refer this matter to an Arbitrator in the manner prescribed below. Pending determination of the Arbitrator as herein provided, at the option of Executive and upon notice to the Company, Executive may continue in the employ of the Company. In any event, pending a determination by the Arbitrator, no payments shall be due Executive under Section 3.02 (i) or (ii) hereof until the

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conclusion of the arbitration proceeding or further proceeding contemplated by Section 5.04 hereof and only if an award is rendered by the Arbitrator in favor of Executive. If the Arbitrator finds that the Executive does not have Good Reason for terminating his employment with the Company then the Company may consider the notice of Good Reason received from Executive as termination by Executive without Good Reason as of the date of original receipt thereof (unless the Executive has elected to continue in the employ of the Company during such arbitration proceeding, in which case the date of termination shall be deemed to be the date of receipt of the Arbitrator's determination).

         The Company shall have the right to terminate for "Cause" upon notice to the Executive only in the event of (a) a failure by the Executive (other than any such failure resulting from Executive's incapacity due to physical or mental illness or injury) substantially to perform his duties hereunder (not including, however, failure to meet performance targets), or (b) a failure by the Executive to substantially comply with the direct lawful and proper instructions of the Board which causes material harm or loss to the Company or which in the reasonable opinion of the Board is likely to cause material harm or loss to the Company, or (c) Executive's illegal or unethical acts or conduct which causes material harm or loss to the Company or otherwise brings notoriety to the Company or has a material adverse effect on the name or public image of the Company, provided, however that with respect to clauses (a), (b) and (c) the foregoing shall not constitute "Cause" if Executive, after being notified in writing by the Company of the particular acts or circumstances of such material breach, cures such failure within 30 days after receipt of such notice (if such failure is reasonably susceptible to cure).

         Termination by the Company for Cause shall not be effective until and unless (i) notice of intention to terminate for Cause has been given by the Company within three months after the Board learns of the act, failure or event constituting "Cause" and (ii) the Board has resolved to terminate Executive for Cause after Executive has been given notice of the particular acts or circumstances which are the basis for the termination for Cause and has been afforded at least 10 business days notice of the meeting at which such resolution is to be voted upon and an opportunity to present his position in writing and the Company has given notice of termination to Executive within three days thereafter (and the Executive's termination of employment shall be effective immediately upon receipt of such notice but shall not be deemed a termination of employment for Cause unless and until all of the conditions set forth in clauses (i) through (iii) hereof have occurred), and (iii) if Executive has commenced an arbitration in the manner prescribed below within 15 days after such notice of termination, disputing the Company's right under this Agreement to terminate for Cause, the Arbitrator shall thereafter have determined that the Executive was terminated for Cause; provided, however, that (a) Company may suspend the Executive with pay at any time during the period commencing with the giving of notice to Executive under clause (i) above until final notice of termination is given under clause (ii) above; and (b) payments due Executive under Section 3.02 hereof shall not be payable until such time as the Arbitrator shall have determined that the Executive was terminated without Cause. If Executive or his representative fails to file a demand for arbitration with the American Arbitration Association and file the requisite fees pursuant to Rule 4 of the National Rules for the Resolution of Employment Disputes effective June 1, 1996 within 20 days of receipt of notice of termination from the Board, and diligently pursue such proceeding in accordance with the procedures set forth in
Section 5.04 hereof, such termination shall be conclusively presumed to have been for Cause.

         If the Arbitrator does not rule that the Executive was terminated for Cause, the Executive

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shall be treated as having been terminated without Cause and Executive shall have the rights provided under Section 3.02 below with respect to a termination without Cause.

         For all purposes of this Agreement and the Option Agreement attached hereto as Exhibit A, "Good Reason" and "Cause" shall have the applicable defined meaning as set forth above in this Section 3.01.

         Section 3.02 Severance Package. In the event the Executive's employment under this Agreement is terminated by the Company other than for "Cause" (a termination due to the Executive's death or disability, or notice by the Company of non-renewal of this Agreement, shall be treated for purposes of this Agreement as a termination by the Company other than for Cause) or by the Executive for "Good Reason", then the Executive shall be entitled to receive, in addition to all amounts of Base Salary, earned but unpaid incentive or bonus compensation under any Incentive Programs (prorated for any partial year), and other benefits due or payable to him through the date of termination, the following ("Severance Package"):

         (i) in the event that such termination occurs at any time following the first anniversary of the Effective Date of this Agreement, an amount, which shall be payable in one lump sum within 90 days of the date of determination that the Executive's termination is (x) other than for Cause, or (y) for Good Reason, as applicable, equal to one year's Base Salary based on the Base Salary then in effect; provided, that, if such termination occurs at any time prior to the first anniversary of the Effective Date of this Agreement, then the amount payable hereunder shall be equal to one-half (1/2) of one year's Base Salary, plus, in either case, an amount equal to the value of all benefits (other than Base Salary, expense reimbursement and medical insurance benefits) that would be provided to Executive for the Base Salary continuation period (one year or one-half year, as the case may be) including but not limited to amounts due to Executive under any Incentive Programs at the rate paid or otherwise provided to Executive for the preceding contract year;

         (ii) so long as Executive remains in the employ of the Company for at least six months following the Effective Date, the immediate vesting of the Options granted pursuant to Section
                   2.03 hereof which would have vested by the end of the contract year in which Executive's employment is terminated, and, following timely exercise of any such Options, the Executive shall receive title to the Shares issued in respect of such Options free and clear of any lien, claim or encumbrance by, through or under the Company;

         (iii) in the event that such termination takes place after the end of the sixth month following the Effective Date of this Agreement, Company paid medical insurance benefits available to all other senior executives of the Company during the 12-month period subsequent to termination of employment shall be paid by the Company, and thereafter all COBRA rights available to the Executive shall be paid by the Executive, but COBRA rights shall be measured from the termination date.

                                       7





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         During any delays permitted by Section 3.01 for arbitration to determine whether the Executive's termination by the Company was other than for "Cause" or by the Executive for "Good Reason," if a transaction is agreed to which would constitute a Change of Control event as defined in this Agreement, the Company will include appropriate provisions protective of the Executive's rights hereunder as if the arbitration were resolved favorably to the Executive, but subject to such a favorable resolution. For the purposes of this Agreement "Change of Control" means any agreement, transfer, conveyance, assignment, acquisition, merger or other transaction which results in, directly or indirectly, any entity acquiring (or obtaining the right to acquire) ownership of all or substantially all of the assets of the Company or ownership of or voting power with respect to 50% or more of the common stock (or other ownership interests) in the Company or any parent or parents of the Company.

         Section 3.03 Rights on Termination for Cause or Without Good Reason. No Severance Package shall be due or owing to the Executive in the event that the Company shall terminate the Executive's employment for "Cause" or in the event that the Executive shall terminate his employment with the Company for reasons other than "Good Reason"; provided, however that Executive shall in all events be paid all accrued but unpaid Base Salary earned, but unpaid incentive or bonus compensation under any Incentive Programs (prorated for any partial year), and other benefits due or payable to him through the date of termination. In addition, in the event that the Company shall terminate the Executive's employment for "Cause" or in the event that the Executive shall terminate his employment with the Company for reasons other than "Good Reason", then except as provided in the following two sentences, all unvested Options then held by Executive shall automatically be forfeited (subject, however, to any contrary determination of the Board in its sole discretion). No forfeiture of unvested Options shall occur until 15 days after the later of (i) the conclusion of any arbitration proceeding or further proceeding contemplated by Section 3.01 hereof or, (ii) if no arbitration proceeding is commenced, until the time for commencing such a proceeding has lapsed (the later of such two dates being referred to herein as the "Forfeiture Date"), but no additional service-based or time-based vesting shall occur with respect to any such Options following the date Executive's employment is deemed terminated under Section 3.01. Executive may exercise vested Options at any time as permitted under the Option Agreement. In all other respects, the terms of the grant of any such Options shall govern.

         Section 3.04 Disability. For purposes of this Agreement "disability" shall mean any physical or mental illness or injury as a result of which Executive remains absent from work for a period of six (6) successive months, or an aggregate of 180 days in any twelve (12) month period. Disability shall occur at the end of any such period.

         Section 3.05 Cooperation of Executive. During the period following notice of termination until the effective date of termination by either party for whatever reason, the Executive shall cooperate with the Company and use reasonable efforts to assist the integration into the Company the person or persons who will assume the Executive's responsibilities.

         Section 3.06 Resignation from the Board. Upon the termination for whatsoever reason of Executive's employment hereunder, Executive shall be deemed to have resigned forthwith from his position on the Board of Directors, subject to compliance with the Company's By-laws.

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                                   ARTICLE IV.
          Non-competition; Confidential Information; Development Rights

         Section 4.01 Other Business Ventures. During the term of the Executive's employment hereunder, and for a period of twelve (12) months following the date on which Executive's termination of employment with the Company becomes effective, the Executive shall not, without the prior written approval of the Board, directly or indirectly engage in, represent, be connected with or have a financial interest in any business which is or, to the best of his knowledge, is about to become engaged in the design, development, production, sale or distribution of any product or component that directly competes with a product or component (i) then being designed, produced, sold or distributed by the Company or any of its affiliates, or (ii) to which the Company or any of its affiliates shall then have proprietary rights to sell or distribute (hereinafter the "Company's Business"); provided, however, that nothing herein contained shall be deemed to prohibit the Executive from (i) being a passive investor owning up to 5% of any class of outstanding securities of any company whose stock is publicly traded, or (ii) being an owner, officer, director or trustee of family businesses or partnerships not engaged in the Company's Business.

         Executive acknowledges that the restricted period of time and the geographical location specified under this section 4.01 are reasonable, in view of the nature of the business in which the Company is engaged and Executive's knowledge of the Company's business and products. If such a period of time or geographical location should be determined to be unreasonable in any judicial proceeding, then the period of time and area of restriction shall be reduced so that this Agreement may be enforced in such an area and during such a period of time as shall be determined to be reasonable by such judicial proceeding.

         Section 4.02 Confidential Information. Except (i) in the course of his employment with the Company, or (ii) as he may be required pursuant to any law or court order or similar process, the Executive shall not at any time during or after the term of the Executive's employment hereunder, directly or indirectly disclose or use any Confidential Information (as defined below) or proprietary data with respect to the Company. The term "Confidential Information" as used in this section means any and all confidential and proprietary information including but not limited to any and all specifications, formulae, prototypes, software design plans, computer programs, and any and all records, data, methods, techniques, processes and projections, plans, marketing information, materials, financial statements, memoranda, analyses, notes, and other data and information (in whatever form), as well as improvements and know-how related thereto, relating to the Company or its products. Confidential Information shall not include information that (a) was already known to or independently developed by the Executive prior to its disclosure as demonstrated by reasonable and tangible evidence satisfactory to the Company, (b) shall have appeared in any printed publication or patent or shall have become part of the public knowledge or known generally in the Company's industry except as a result of breach of this Agreement by the Executive, (c) shall have been received by the Executive from another person or entity having no obligation to the Company, or (d) is approved in writing by the Company for release by the Executive.

         The Executive agrees to disclose the Information only to persons necessary in connection with Executive's work with the Company as determined by the Executive in good faith. The Executive agrees to prevent the unauthorized disclosure by him of the Confidential Information, and shall take appropriate measures to ensure that persons acting on his behalf are bound by a like

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covenant or other duty of secrecy.

         The Executive acknowledges and agrees that the Confidential Information furnished to him hereunder is and shall remain proprietary to the Company. Unless otherwise required by statute or government rule or regulation, and excluding Executive's personal financial and business records, all copies of the Confidential Information shall be returned to the Company immediately upon request without retaining copies thereof.

         Section 4.03 Hiring of Company Employees. During the term of the Executive's employment hereunder, and for a period of twelve (12) months following the date on which Executive's termination of employment with the Company becomes effective, the Executive shall not, except in the course of the performance of his duties hereunder or with the prior approval of the Board, in any way directly or indirectly, with respect to any person who to the Executive's knowledge was employed by the Company or its affiliates ("Company Employee") at any time during the period commencing six months prior to the date of the hiring of such Company Employee, hire or cause to be hired any Company Employee, or contract the services of any closely held private corporation or other entity in which such Company Employee is an officer or director or holds a 25% or greater equity ownership interest.

         Section 4.04 Development Rights. The Executive agrees and declares that all proprietary information including but not limited to trade secrets, know-how, patents and other rights in connection therewith developed by or with the contribution of Executive's efforts during his employment with the Company shall be the sole property of the Company. Executive shall at Company's request do all things and execute all documents as Company may reasonably require to vest in Company the rights and protection herein referred to.


                                   ARTICLE V.
                                  Miscellaneous

         Section 5.01 Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to the Chairman of the Board of TTR, and if to the Executive, to his address on the books of the Company (or to such other address as the Company or Executive may give to the other for purposes of notice hereunder).

                 Notices given to Executive shall be sent to:

                                  Steven L. Barsh
                                  316 Winding Way
                                  Merion Station, PA 19066


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                 With a copy to:

                  Connolly Epstein Chicco Foxman Oxholm & Ewing
                                  1515 Market St. - 9th Floor
                                  Philadelphia, PA 19102

                                  Attention: Stephen M. Foxman, Esq.

                  Notices given to the Company shall be sent to:

                                  TTR, Inc.
                                  The Columbus Circle Bldg. - 11th Floor
                                  1841 Broadway
                                  New York, NY 10023

                                  Attention:  Moshe D. Tokayer.

                 With a copy to:

                                  Aboudi & Brounstein
                                  136 Rothschild Blvd.
                                  Tel Aviv 65272, Israel

         All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery to the party entitled thereto, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails to the last known address of the party entitled thereto or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

         Section 5.02 Assignment and Succession. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon its successors and assigns. The Executive's rights and obligations hereunder are personal and may not be assigned; provided, however that in the event of the termination of the Executive's employment due to the Executive's death or disability, the Executive's legal representative shall have the right to receive the Severance Package as set forth in Section 3.02 above.

         Section 5.03 Headings. The Article, Section , paragraph and subparagraph headings are for convenience of reference only and shall not define or limit the provisions hereof.

         Section 5.04 Arbitration. In the event of any controversy, dispute or claim arising out of or related to this Agreement or the Executive's employment by the Company, the parties shall negotiate in good faith in an attempt to reach a mutually acceptable settlement of such dispute. If

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



negotiations in good faith do not result in a settlement of any such controversy, dispute or claim, it shall be finally settled by expedited arbitration in accordance with the National Rules of the American Arbitration Association governing employment disputes, except to the extent deemed modified by the following:

           (i) The Arbitrator shall be determined from a list of names of five impartial arbitrators each of whom shall be an attorney experienced in arbitration matters concerning executive employment disputes, supplied by the American Arbitration Association (the "Association") chosen by Executive and the Company each in turn striking a name from the list until one name remains.

          (ii) The expenses of the arbitration shall be borne equally by each party; and each party shall bear its own legal fees and expenses, except that the Arbitrator shall have authority to award to the prevailing party his or its reasonable attorney's fees and expenses if an award is rendered by the Arbitrator in such party's favor.

         (iii) The Arbitrator shall determine whether and to what extent any party shall be entitled to damages under this Agreement. No party shall be entitled to punitive damages, and each party waives all such rights if any.

         (iv) Each party shall prepare a submission and proposed finding with such affidavits, memoranda of law, exhibits and other documents as are appropriate to support the position taken by such party. The Arbitrator shall take such evidence in the hearing or request further submissions that the Arbitrator believes would be necessary to evaluate the submission or the credibility of the evidence, provided that the Arbitrator will use every effort to avoid a general hearing. The Arbitrator shall render a decision in writing, providing the reasons and support therefor. Such determination by the Arbitrator is intended to constitute an award and will be an award entitled to full recognition under Article 75 of the New York Civil Practice Law and Rules.

           (v) Subject to subparagraph (d) above, the Arbitrator shall have the authority to award any remedy or relief provided for in this Agreement, in addition to any other remedy or relief (including provisional remedies and relief) that a court of competent jurisdiction could order or grant. In addition, the Arbitrator shall have the authority to decide issues relating to the interpretation, meaning or performance of this Agreement even if such decision would constitute an advisory opinion in a court proceeding or if the issues would otherwise not be ripe for resolution in a court proceeding, and any such decision shall bind the parties in their continuing performance of this Agreement. The Arbitrator's written decision shall be rendered within sixty days of the submission by both parties, or if the Arbitrator determines to hold a hearing, then within sixty days of the hearing. The decision reached by the Arbitrator shall be final and binding upon the parties as to the matter in dispute. To the extent that the relief or remedy granted by the Arbitrator is relief or remedy on which a court could enter judgment, a judgment upon the award rendered by the Arbitrator shall be entered in any court having jurisdiction thereof (unless in the case of an award of damages, the full amount of the award is paid within 15 days of its determination by the Arbitrator).

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



                   Otherwise, the award shall be binding on the parties in connection with their continuing performance of this Agreement and in any subsequent arbitration or judicial proceedings between the parties.

          (vi) The arbitration shall take place in New York City or in the locale of the Company's office in the United States where Executive is based, as elected by the party commencing arbitration.

         (vii) The arbitration proceeding and all filing, testimony, documents and information relating to or presented during the arbitration proceeding shall be disclosed exclusively for the purpose of facilitating the arbitration process and for no other purpose and shall be deemed to be information subject to the confidentiality provisions of this Agreement.

        (viii) The parties shall continue performing their respective obligations under this Agreement notwithstanding the existence of a dispute while the dispute is being resolved unless and until such obligations are terminated or expire in accordance with the provisions hereof.

          (ix) The parties may obtain an exchange of information including depositions, interrogatories, production of documents, exchange of summaries of testimony or exchange of statements of position, and the Arbitrator shall limit such disclosure to avoid unnecessary burden to the parties and shall schedule promptly all discovery and other procedural steps and otherwise assume case management initiative and control to effect an efficient and expeditious resolution of the Dispute. At any oral hearing of evidence in connection with an arbitration proceeding, each party and its counsel shall have the right to examine its witness and to cross-examine the witnesses of the other party who testify at the hearing.

           (x) Notwithstanding the dispute resolution procedures contained in this Section 5.04, either party may apply to any court having jurisdiction (i) to enforce this Agreement to arbitrate, (ii) to seek provisional injunctive relief so as to maintain the status quo until the arbitration award is rendered or the Dispute is otherwise resolved, or (iii) to challenge or vacate any final judgment, award or decision of the Arbitrator that does not comport with the express provisions of this Section 5.04.

         Section 5.05 Invalidity. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality or enforceability of the remaining provisions hereof shall not in any way be affected or impaired.

         Section 5.06 Waivers. No omission or delay by either party hereto in exercising any right, power or privilege hereunder shall impair such right, power or privilege, nor shall any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof, or the exercise of any other right, power or privilege.

         Section 5.07 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         Section 5.08 Entire Agreement. This Agreement contains the entire understanding of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. No representation, promise or inducement has been made by either party hereto that is not embodied in this Agreement and neither party shall be bound by or liable for any alleged representation, promise or inducement not set forth herein. This Agreement may not be amended, except by a written instrument hereafter signed by each of the parties hereto.

         Section 5.09 Interpretation. The parties hereto acknowledge and agree that each party and its or his counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its drafting. Accordingly,
(i) the rules of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement, and (ii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party regardless of which party was generally responsible for the preparation of this Agreement.

         Section 5.10 Governing Law. This Agreement and the performance hereof shall be construed and governed in accordance with the internal laws of the State of New York without reference to principles of conflict of laws.

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



         IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized officer and the Executive has signed this Agreement as of the day and year first above written.

                                                   TTR INC.

                                                   By: /s/ Marc D. Tokayer
                                                       _________________________

                                                   Name: Marc D. Tokayer
                                                       ______________________

                                                   Its: Chairman & President
                                                       _________________________

                                                   /s/STEVEN L. BARSH
                                                   _____________________________
                                                   STEVEN L. BARSH

                                          By:   /s/ Marc D. Tokayer
                                               __________________________

                                          Name: Marc D. Tokayer
                                               __________________________

                                          Its:  Chairman & President
                                               __________________________

Accepted this ____ day of July, 1998.

/s/ Steven L. Barsh
_________________________________________
Steven L. Barsh
"Optionee"
Memorandum


                                       24






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



                                   SCHEDULE I
               Other Business-related Activities of the Executive

         Executive may continue to own and operate Barsh Technology Ventures, Inc. ("Barsh Inc."). The Executive shall not materially increase the scope or breadth of the activities currently engaged in by Barsh Inc. beyond those presently existing or incidental thereto without the prior written consent of the Company. The Executive shall refer exclusively to the Company any business opportunity in the line of the Company's business of which he shall become aware.

         The Executive shall have the right to appear or participate in any trade, industry, professional, business or other forum, conference or meeting; provided, however, that Executive shall disclose that he is affiliated with, and appearing solely on behalf of, the Company.

         The Executive shall have the right to participate in charitable, religious and civic activities; provided, however, that such activities do not materially impair or materially interfere with the performance of his duties and responsibilities on behalf of the Company.

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



                                    EXHIBIT A

to Employment Agreement between TTR, Inc. and Steven L. Barsh dated
July 6, 1998.


                                    TTR INC.
                        INCENTIVE STOCK OPTION AGREEMENT

         TTR Inc., a corporation organized under the laws of Delaware (the "Company"), hereby grants to Steven L. Barsh (the "Optionee") as of July 6,
1998 (the "Option Date"), pursuant to the provisions of the TTR Inc. Stock Option Plan (the "Plan"), an incentive stock option (the "Option") to purchase from the Company 250,000 Shares, at the price of $2 and 15/16 per Share upon and subject to the terms and conditions set forth below. References to employment by the Company shall include employment by a subsidiary or affiliate of the Company.

         Capitalized terms not defined herein or in the Employment Agreement entered into between Optionee and the Company dated July 6, 1998 (the "Employment Agreement") shall have the meanings specified in the Plan.

         1. Option Subject to Acceptance of Agreement.

         The Option may not be exercised unless the Optionee shall accept this Agreement by executing it in the space provided below and returning such original execution copy to the Company.

         2. Time and Manner of Exercise of Option.

                 2.1. Maximum Term of Option. In no event may the option be exercised, in whole or in part, after ten years from the date on which the Board approved the Plan (the "Expiration Date").

                 2.2. Exercise of Option.

                          (a) The Option shall become exercisable as to
                 one-fifth of the number of Shares subject to the Option during each year of employment, prorated over the number of complete months which Optionee is employed by the Company, and otherwise as provided below in this Section 2.2. Notwithstanding the foregoing, in the event that the Optionee resigns (other than for Good Reason) or is terminated for Cause, as defined in the Employment Agreement, prior to the first anniversary of the date of grant none of the Shares exercisable under the Option shall vest in the Optionee.

                          (b) If the Optionee's employment by the Company
                 terminates for Cause, the Option, to the extent not then vested, shall terminate automatically on the

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



                 effective date of the Optionee's termination of employment for Cause. For purposes of this Section 2.2, Optionee shall only be deemed terminated by the Company for Cause if his termination for Cause has become effective under and pursuant to the Employment Agreement (but, as provided in the Employment Agreement, only upon the conclusion of an arbitration proceeding, if it is timely commenced in accordance with such Agreement).

                           (c) If the performance standards set forth in the
                 Term Sheet attached to this Agreement are met, then all or a portion of the Option shall be accelerated and become fully vested and exercisable to the extent provided for in such Term Sheet. If the Term Sheet has not been completed and attached at the time of the delivery of this Option Agreement to the Optionee, this Option Agreement will be fully valid, enforceable and binding, and the Company and the Optionee will act in good faith to agree upon a Term Sheet and attach such Term Sheet to this Agreement within the ninety (90) day period following delivery of this Option Agreement to the Optionee.

                          (d) If there is a Change of Control, as defined in the
                 Employment Agreement, whereby shareholders of the Company generally will be entitled to exchange or sell their shares, or otherwise be entitled to participate in such event, then in such case, the Option shall be accelerated and become fully vested and exercisable, and may be exercised by the Optionee or the Optionee's Legal Representative, so that Optionee may participate in such event as a shareholder of the Company with respect to the Shares that would be issued upon exericise of the Option.

                          (e) If (i) the Optionee's employment by the Company is
                 terminated by the Company other than for "Cause" within the meaning of Section 2.2(b) hereof (a termination due to Optionee's death or disability, as defined in the Employment Agreement, or notice by the Company of non-renewal of the Employment Agreement, shall be treated for purposes of this Agreement as a termination by the Company other than for "Cause") , or (ii) the Optionee's employment by the Company is terminated by the Optionee for "Good Reason" as determined in accordance with the provisions of the Employment Agreement, then in any such case, that portion of the Option which would have vested on the next succeeding anniversary of the date of grant but for the specified event shall be accelerated and become fully vested and exercisable, and may thereafter be exercised by the Optionee or the Optionee's Legal Representative until and including the Expiration Date.

                          (f) If the Optionee's employment by the Company is
                 treated (after giving effect to any arbitration proceeding) as having been terminated by the Optionee without Good Reason under the Employment Agreement, the Option shall be exercisable only to the extent it is exercisable on the effective date of the Optionee's termination of employment and may thereafter be exercised by the Optionee or the Optionee's Legal Representative until and including the earlier of (i) the date which is three months after the effective date of the Optionee's termination of employment or service (or, if later, the date which is 15 days after the Arbitrator's determination that Optionee's employment was terminated by the Optionee without Good Reason) and (ii) the Expiration Date.

                          (g) If the Optionee dies at any time prior to the
                 Expiration Date following termination of employment for a reason giving Optionee the right to exercise until the Expiration Date under paragraph (e) above, the Option shall be exercisable by the Optionee's Legal Representative or Permitted Transferees, as the case may be, until and including the Expiration Date.

                 2.3 Method of Exercise. Subject to the limitations set forth in this Agreement, the Option may be exercised by the Optionee (1) by giving written notice to the Company specifying the number of whole Shares to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company's satisfaction) either
         (i) in cash or by bank or certified check, (ii) previously owned whole Shares (which the Optionee has held for at least six months prior to the delivery of such Shares or which the Optionee purchased on the open market and for which the Optionee has good title, free and clear of all liens and encumbrances) having a fair market value, determined as of the date of exercise, equal to the aggregate purchase price payable pursuant to the Option by reason of such exercise, (iii) a promissory note bearing interest as provided for in the Plan, (iv) in cash by a broker-dealer acceptable to the Company to whom the Optionee has submitted an irrevocable notice of exercise or (v) a combination of
         (i), (ii) and (iii), and (2) by executing such documents as the Company may reasonably request. Any fraction of a Share which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the Optionee. No certificate representing a Share shall be delivered until the full purchase therefor has been paid.

                           2.4 Termination of Option.

                          (a) In no event may the Option be exercised after it
                 terminates as set forth in this Section 2.4. The Option shall terminate, to the extent not exercised pursuant to Section 2.3 or earlier terminated pursuant to Section 2.2, on the Expiration Date.

                          (b) In the event that rights to purchase all or a
                 portion of the Shares subject to the Option expire or are exercised, cancelled or forfeited, the Optionee shall promptly return this Agreement to the Company upon the Company's request for full or partial cancellation, as the case may be. Such cancellation shall be effective regardless of whether the Optionee returns this Agreement. If the Optionee continues to have rights to purchase Shares hereunder, the Company shall, within 10 days of the Optionee's delivery of this Agreement to the Company, either (i) mark this Agreement to indicate the extent to which the Option has expired or been exercised, cancelled or forfeited or (ii) issue to the Optionee a substitute option agreement applicable to such rights, which agreement shall otherwise be identical to this Agreement in form and substance.

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



         3. Additional Terms and Conditions of Option.

                 3.1. Nontransferability of Option. The Option may not be transferred by the Optionee other than (i) by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or (ii) as otherwise permitted under Rule 16b-3 under the Exchange Act (to the extent applicable). Except to the extent permitted by the foregoing sentence, during the Optionee's lifetime the Option is exercisable only by the Optionee or the Optionee's Legal Representative. Except as permitted by the foregoing, the Option may not be sold, transferred, assigned, pledged, hypothecated, voluntarily encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process.

                 3.2. Investment Representation. The Optionee hereby represents and covenants that (a) any Shares purchased upon exercise of the Option will be purchased for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), unless such purchase has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such Shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Optionee shall submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of purchase of any Shares hereunder or (y) is true and correct as of the date of any sale of any such Shares, as applicable. As a further condition precedent to any exercise of the Option, the Optionee shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the Shares.

                 3.3. Withholding Taxes.

                          (a) As a condition precedent to the delivery of Shares
                 upon exercise of the Option, the Optionee shall, upon request by the Company, pay to the Company in addition to the purchase price of the Shares, such amount of cash as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the "Required Tax Payments") with respect to such exercise of the Option. If the Optionee shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the Optionee.

                          (b) The Optionee may elect to satisfy his or her
                 obligation to advance the Required Tax Payments by any of the following means: (1) a cash payment to the Company pursuant to
                 Section 3.3(a), (2) delivery to the Company of previously owned whole Shares (which the Optionee has held for at least six months prior to the delivery of such Shares or which the Optionee purchased on the open market and for which the Optionee has good title, free and clear of all liens and encumbrances) having a fair market value, determined as of the date the obligation to withhold or pay taxes first arises in connection with the Option (the "Tax Date"), equal to the Required Tax Payments,
                 (3) a cash payment by a broker-dealer acceptable to the Company to whom the Optionee has submitted an irrevocable notice of exercise or (4) any combination of (1) and (2). Shares to be delivered may not have a Fair Market Value in excess of the minimum amount of the Required Tax Payments. Any fraction of a Share which would be required to satisfy any such obligation shall be disregarded and the remaining amount due shall be paid in cash by the Optionee. No certificate representing a Share shall be delivered until the Required Tax Payments have been satisfied in full.

                          (c) Unless the Committee otherwise determines, if the
                 Optionee is subject to Section 16 of the Exchange Act, the Optionee may deliver to the Company previously owned whole Shares in accordance with Section 3.3(b), but only if such delivery is in connection with the delivery of Shares in payment of the exercise price of the option.

                 3.4 Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Shares other than a regular cash dividend, the number and class of securities subject to the Option and the purchase price per security shall be appropriately adjusted by the Committee without an increase in the aggregate purchase price. If any adjustment would result in a fractional security being subject to the Option, the Company shall pay the Optionee, in connection with the first exercise of the Option, in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the fair market value of a Share on the exercise date over (B) the exercise price of the Option.

                 3.5. Compliance with Applicable Law. The Option is subject to the condition that if the listing, registration or qualification of the Shares subject to the Option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the purchase or delivery of Shares hereunder, the Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent or approval.

                 3.6. Delivery of Certificates. Upon the exercise of the Option, in whole or in part, the Company shall deliver or cause to be delivered one or more certificates representing the number of Shares purchased against full payment therefor. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in Section 3.3.

                 3.7. Option Confers No Rights as Stockholder. The Optionee shall not be entitled to any privileges of ownership with respect to Shares subject to the Option unless and until purchased and delivered upon the exercise of the option, in whole or in part, and the Optionee becomes a stockholder of record with respect to such delivered Shares; and the

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


         Optionee shall not be considered a stockholder of the Company with respect to any such Shares not so purchased and delivered.

                 3.8. Option Confers No Rights to Continued Employment. In no event shall the granting of the Option or its acceptance by the Optionee give or be deemed to give the Optionee any right to continued employment by the Company or any affiliate of the Company.

                 3.9. Decisions of Board or Committee. The Board or the Committee shall have the right to resolve all questions which may arise in connection with the Option or its exercise. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive (subject to the provisions for termination by the Company for Cause and termination by the Optionee for Good Reason, and arbitration of disputes, as set forth in the Employment Agreement).

                 3.10. Company to Reserve Shares. The Company shall at all times prior to the expiration or termination of the Option reserve or cause to be reserved and keep or cause to be kept available, either in its treasury or out of its authorized but unissued Shares, the full number of Shares subject to the Option from time to time.

                 3.11. Agreement Subject to the Plan. Except to the extent otherwise expressly provided herein, this Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. The Optionee hereby acknowledges receipt of a copy of the Plan. To the extent of any inconsistency or conflict between (i) this Agreement or the terms of the Employment Agreement and (ii) the Plan, upon approval of the Employment Agreement by the Board the Plan shall be deemed amended in such respects as to cause the provisions of the Employment Agreement and this Agreement to take precedence and be fully valid, enforceable, effective, and legally binding upon the Company.

                 3.12. Gross-Up. In the event that a Change in Control as defined in the Employment Agreement has occurred, and the aggregate of all payments or benefits made or provided to the Optionee under this Agreement, the Employment Agreement and under all other plans and programs of the Company (the "Aggregate Payment") is determined by the Internal Revenue Service ("IRS") or by the "Auditor" (as hereinafter defined) to constitute a Parachute Payment, as such term is defined in
         Section 28OG(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company shall pay to the Optionee, prior to the time any excise tax imposed by Section 4999 of the Code ("Excise Tax") is payable with respect to such Aggregate Payment, an additional amount which, after the imposition of all income and excise taxes thereon, is equal to one-half (50%) of the Excise Tax on the Aggregate Payment. In no event shall the Company be obligated to pay the Optionee's income taxes due with respect to his exercise of the Option or with respect to payments or benefits received under any plans or programs of the Company. Unless a determination is made by the IRS, the determination of whether the Aggregate Payment constitutes a Parachute Payment and, if so, the amount to be paid to the Executive and the time of payment pursuant to the preceding sentence of this Section 3.12

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



         shall be made by a United States national accounting firm reasonably acceptable to the Company (the "Auditor").

         4. Miscellaneous Provisions.

                 [4.1. Designation as Incentive Stock Option. The Option is hereby designated as constituting an "incentive stock option" within meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); this Agreement shall be interpreted and treated consistently with such designation. If, for any reason, any part of the Option granted herein is not qualified to be treated as an incentive stock option at the time of grant, then as to that portion of the Option only, the Option shall be deemed a nonstatutory option, subject to and in accordance with the provisions of the Code.

                 4.2. Meaning of Certain Terms. (a) As used herein, the term "Legal Representative" shall include an executor, administrator, legal representative, beneficiary or similar person and the term "Permitted Transferee" shall include any transferee (i) pursuant to a transfer permitted under the Plan and Section 3.1 hereof or (ii) designated pursuant to beneficiary designation procedures which may be approved by the Company.

                 4.3. Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Optionee, acquire any rights hereunder in accordance with this Agreement or the Plan.

                 4.4. Notices. All notices, requests or other communications provided for in this Agreement shall be made in accordance with the notice provisions in the Employment Agreement.

                 4.5. Governing Law. The Option, this Agreement, and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of New York and construed in accordance therewith without giving effect to principles of conflicts of laws.

                 4.6. Counterparts. This Agreement may be executed in two counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

                 4.7 Dispute Resolution. The provisions of Section 5.04 of the Employment Agreement relating to resolution of disputes shall also apply to resolution of disputes under this Agreement.

                                    TTR INC.

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                                          By:_____________________________

                                          Name:___________________________

                                          Its:____________________________

Accepted this ____ day of July, 1998.

-----------------------------------------
Steven L. Barsh
"Optionee"
Memorandum

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                                  ATTACHMENT A

TO OPTION AGREEMENT BETWEEN TTR, INC. AND STEVEN L. BARSH DATED JULY __,
1998.

                                   TERM SHEET
                                 STEVEN L. BARSH
                PERFORMANCE STANDARDS FOR ACCELERATION OF OPTIONS

 1. All defined terms used in this Term Sheet and not defined in the Employment Agreement and/or Option Agreement between TTR, Inc. and Steven L. Barsh ("Executive") dated July __, 1998 (the "Employment Agreement") shall have the meaning specified in the TTR, Inc. Stock Option Plan (the "Plan").

 2.      This Term Sheet shall apply to 250,000 Shares under Option.

 3.      [to be inserted at a later date as provided for in the Employment
         Agreement]

         Notice and all other "Miscellaneous" provisions of Article V of the Employment Agreement shall be equally applicable to this Term Sheet.

Date: _______________


                          TTR, Inc.

                          By:__________________________

                          Its:__________________________


                          _____________________________
                          Steven L. Barsh

                                       25






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                                    EXHIBIT C

         to Employment Agreement between TTR, Inc. and Steven L. Barsh dated July 6, 1998.


                                    TTR, INC.
             BENEFITS TO BE PROVIDED OR MADE AVAILABLE TO EXECUTIVE



                                       26

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